Derived Information [7/11/06]

[$835,975,100]

Total Certificates Offered & Non-Offered

(Approximate)

Home Equity Pass-Through Certificates, Series 2006-6

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-130884 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

FICO and LTV	Wtd Avg Sched Bal	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
Not in Buckets	215,284	34.2	7.58	0.0	668.0	42.7	73.6	66.6	75.5	9.9	94.4	47.1	27.4	25.3	15.6	44.7	3.1	10.4
FICO 500-525 and LTV>65	143,379	1.6	9.56	0.0	513.0	41.9	76.1	5.8	89.8	2.1	100.0	77.1	3.8	19.1	0.0	9.9	2.9	17.7
FICO 525-550 and LTV>65	159,493	4.5	9.24	0.0	539.0	42.4	80.4	4.7	88.8	6.5	98.8	74.0	6.5	19.5	0.0	9.4	4.3	15.0
FICO 550-575 and LTV>65	160,599	4.8	8.81	0.0	563.0	42.1	80.2	5.9	87.8	5.8	96.1	70.5	13.3	16.3	2.2	10.3	6.2	12.2
FICO 575-600 and LTV>70	161,052	13.4	8.42	0.0	588.0	42.3	81.9	41.0	84.4	8.5	96.8	72.8	10.3	16.9	2.6	19.4	2.1	13.0
FICO 600-625 and LTV>70	167,356	19.3	7.99	0.0	612.0	43.4	82.3	50.0	81.3	10.2	96.4	76.3	9.6	14.1	9.0	25.1	2.2	8.8
FICO 625-650 and LTV>70	164,473	16.7	7.97	0.0	638.0	43.8	82.1	64.0	76.7	10.0	94.9	67.7	20.4	11.9	11.3	29.2	2.4	11.8
FICO 650-675 and LTV>80	92,069	3.3	9.30	0.0	661.0	42.3	92.5	1.3	76.9	6.8	82.4	43.1	31.4	24.8	14.7	33.3	2.6	10.4
FICO 675-700 and LTV>80	130,434	1.3	8.88	0.0	685.0	40.3	89.9	0.6	70.5	7.8	70.8	29.9	37.0	29.2	9.0	23.2	1.0	11.3
FICO 700-725 and LTV>80	209,357	0.5	8.69	0.0	712.0	44.7	91.1	0.0	78.8	2.6	85.6	36.4	45.9	5.6	0.0	42.7	1.5	3.2
FICO 725-750 and LTV>85	215,292	0.3	8.39	0.0	735.0	40.6	90.2	0.0	57.4	25.9	69.9	36.9	31.6	31.5	0.0	0.0	0.0	0.0
FICO 750-775 and LTV>85	164,064	0.0	8.04	0.0	761.0	41.3	90.0	0.0	100.0	0.0	0.0	100.0	0.0	0.0	0.0	0.0	0.0	0.0
FICO 775-800 and LTV>85	190,285	0.0	8.40	0.0	784.0	24.8	94.7	0.0	46.9	0.0	100.0	46.9	0.0	53.1	46.9	0.0	0.0	0.0
Total:	173,003	100.0	8.08	0.0	628.0	42.9	79.5	49.3	79.4	9.2	94.7	62.0	18.8	18.9	10.1	30.3	2.8	11.0

LTV and DTI	Wtd Avg Sched Bal	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
Not in Buckets	169,403	85.7	8.16	0.0	628.0	41.2	79.5	46.2	79.6	8.8	94.4	58.3	20.3	21.1	10.4	30.0	3.1	11.4
LTV 60-65 and DTI>=50	187,434	0.1	7.30	0.0	577.0	52.7	62.1	0.0	100.0	0.0	100.0	100.0	0.0	0.0	14.7	46.1	20.0	0.0
LTV 65-70 and DTI>=50	228,751	0.2	7.47	0.0	621.0	52.7	67.3	0.0	100.0	0.0	74.3	74.3	5.2	20.5	10.4	38.7	0.0	0.0
LTV 70-75 and DTI>=50	168,766	1.1	7.23	0.0	625.0	53.1	73.7	60.2	88.8	3.9	97.8	93.1	6.9	0.0	3.6	31.8	6.3	9.1
LTV 75-80 and DTI>=50	221,038	6.0	7.24	0.0	647.0	53.3	76.2	88.0	76.2	13.4	97.9	85.9	9.0	5.1	9.0	45.6	0.6	6.0
LTV 80-85 and DTI>=50	205,430	4.6	7.65	0.0	624.0	52.6	80.2	78.9	75.9	12.5	97.5	78.0	14.1	7.9	7.0	22.2	0.0	9.4
LTV 85-90 and DTI>=50	190,583	0.6	8.57	0.0	590.0	52.5	86.1	0.0	75.3	3.8	79.8	88.5	7.6	3.9	0.0	9.9	7.6	26.1
LTV 90-95 and DTI>=50	193,086	0.8	8.45	0.0	613.0	53.0	90.4	0.0	74.6	11.3	98.2	88.7	0.9	10.5	18.8	25.1	0.0	15.1
LTV 95-100 and DTI>=50	195,179	0.3	8.80	0.0	621.0	53.5	95.2	0.0	74.0	26.0	100.0	92.0	8.0	0.0	0.0	18.1	0.0	0.0
LTV=>100 and DTI>=50	76,067	0.4	9.93	0.0	624.0	52.6	100.0	0.0	91.7	1.5	100.0	92.1	7.1	0.9	0.0	1.6	0.0	7.0
Total:	173,003	100.0	8.08	0.0	628.0	42.9	79.5	49.3	79.4	9.2	94.7	62.0	18.8	18.9	10.1	30.3	2.8	11.0

DTI and FICO	Wtd Avg Sched Bal	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
Not in Buckets	172,592	48.5	7.92	0.0	662.0	38.8	79.7	57.4	76.1	9.5	92.3	51.6	26.1	21.9	14.0	36.4	2.4	10.1
DTI 20.1 - 25.0 & FICO<525	91,371	0.1	9.71	0.0	510.0	22.4	68.2	0.0	100.0	0.0	100.0	70.4	0.0	29.6	0.0	10.3	0.0	20.9
DTI 25.1 - 30.0 & FICO<550	120,256	0.3	9.57	0.0	527.0	27.2	72.4	4.7	75.7	0.0	86.4	95.8	4.2	0.0	0.0	0.0	0.0	8.8
DTI 30.1 - 35.0 & FICO<575	127,597	1.2	9.19	0.0	546.0	32.4	75.7	5.8	92.5	3.9	98.1	79.6	10.2	10.2	0.0	5.7	4.9	12.4
DTI 35.1 - 40.0 & FICO<600	150,901	4.4	8.57	0.0	566.0	37.6	75.9	18.7	83.8	10.0	97.9	77.4	10.1	12.5	0.7	12.7	2.7	11.6
DTI 40.1 - 45.0 & FICO<625	164,781	10.0	8.37	0.0	586.0	42.7	78.8	27.7	85.0	7.9	96.5	69.9	10.3	19.8	6.0	19.0	3.6	16.1
DTI 45.1 - 50.0 & FICO<650	177,416	22.7	8.35	0.0	600.0	47.8	80.5	42.3	82.6	8.3	97.2	63.0	14.9	22.1	7.9	27.2	3.9	11.6
DTI 50.1 - 55.0 & FICO<675	189,725	10.8	7.75	0.0	615.0	52.5	79.2	60.5	79.4	9.9	96.5	85.6	8.9	5.5	5.4	29.5	1.7	9.8
DTI=>55.0 & FICO<700	211,855	2.1	7.39	0.0	636.0	55.4	77.9	78.6	74.1	16.3	99.1	87.0	13.0	0.0	13.2	35.1	2.1	6.0
Total:	173,003	100.0	8.08	0.0	628.0	42.9	79.5	49.3	79.4	9.2	94.7	62.0	18.8	18.9	10.1	30.3	2.8	11.0

Limited and Stated Doc	Wtd Avg Sched Bal	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
FICO < 500	47,578	0.0	13.09	0.0	0.0	35.4	100.0	0.0	71.2	0.0	100.0	0.0	28.8	71.2	0.0	0.0	0.0	71.2
FICO 500-525	146,342	1.2	9.99	0.0	512.0	42.5	70.2	0.0	94.9	0.0	100.0	0.0	21.6	78.4	0.0	19.8	2.7	23.8
FICO 525-550	197,638	3.8	9.63	0.0	539.0	44.7	74.7	0.5	89.7	4.1	99.4	0.0	24.6	75.4	0.0	33.6	5.5	10.0
FICO 550-575	195,684	4.4	8.98	0.0	563.0	41.6	74.5	12.5	80.3	3.5	91.6	0.0	38.4	61.6	6.3	25.8	11.9	8.5
FICO 575-600	218,626	11.0	8.96	0.0	588.0	43.1	80.8	9.1	81.2	8.6	95.6	0.0	36.9	63.1	3.1	28.1	5.2	18.5
FICO 600-625	215,534	14.5	8.62	0.0	612.0	42.8	79.4	18.2	73.5	11.5	90.5	0.0	35.5	64.5	3.3	36.9	5.4	12.0
FICO 625-650	196,732	15.4	8.46	0.0	639.0	44.3	80.8	58.0	74.0	9.6	92.0	0.0	60.1	39.9	8.6	40.2	2.7	15.1
FICO 650-675	163,224	19.7	8.49	0.0	662.0	43.0	81.3	62.8	74.8	9.4	92.8	0.0	57.2	42.8	14.2	43.1	4.6	10.7
FICO 675-700	229,788	15.1	7.90	0.0	687.0	43.6	79.9	73.6	75.0	10.2	94.2	0.0	62.2	37.8	18.1	47.9	1.6	11.5
FICO 700-725	252,082	6.8	7.71	0.0	711.0	43.9	79.0	72.8	77.7	12.4	92.6	0.0	53.0	47.0	20.4	51.9	0.0	10.6
FICO 725-750	284,906	4.5	7.84	0.0	738.0	43.1	79.9	82.3	69.1	9.6	92.5	0.0	59.9	40.1	12.8	50.7	3.9	8.0
FICO 750-775	254,163	2.2	7.38	0.0	764.0	44.2	78.2	90.3	82.1	5.0	88.2	0.0	48.6	51.4	26.1	60.5	0.0	9.0
FICO 775-800	254,852	1.2	7.43	0.0	782.0	41.9	77.5	89.7	94.7	0.0	100.0	0.0	40.2	59.8	28.8	55.9	5.1	22.8
FICO=>800	221,837	0.1	7.25	0.0	802.0	49.5	75.0	100.0	0.0	0.0	100.0	0.0	0.0	100.0	0.0	100.0	0.0	0.0
Total:	204,146	100.0	8.43	0.0	646.0	43.4	79.7	48.4	76.6	9.2	93.1	0.0	49.9	50.1	10.8	40.9	3.9	12.6

IO	Wtd Avg Sched Bal	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
FICO < 500	157,500	0.2	7.90	0.0	497.0	40.0	94.9	0.0	100.0	0.0	100.0	100.0	0.0	0.0	100.0	0.0	0.0	0.0
FICO 550-575	286,640	1.0	7.55	0.0	566.0	39.4	80.0	40.5	100.0	0.0	100.0	0.0	100.0	0.0	100.0	74.4	0.0	0.0
FICO 575-600	218,664	4.5	7.96	0.0	590.0	45.0	76.3	52.1	96.0	4.0	100.0	71.3	7.4	21.3	100.0	46.0	0.0	5.9
FICO 600-625	267,994	18.1	7.55	0.0	612.0	43.8	80.9	48.3	84.8	8.7	100.0	90.1	8.7	1.2	100.0	45.5	2.5	7.3
FICO 625-650	241,475	20.7	7.44	0.0	638.0	44.8	78.4	67.9	80.8	5.0	100.0	75.9	16.7	7.3	100.0	48.6	2.8	7.0
FICO 650-675	284,092	23.7	7.40	0.0	659.0	44.2	80.0	74.1	68.5	14.2	96.6	55.6	37.4	7.0	100.0	68.8	0.0	2.6
FICO 675-700	368,763	15.1	7.35	0.0	688.0	45.5	79.0	72.6	78.9	14.0	96.4	32.3	54.3	13.4	100.0	75.5	0.0	3.0
FICO 700-725	335,929	8.5	7.16	0.0	711.0	45.2	77.5	86.7	65.0	15.6	100.0	38.6	49.2	12.2	100.0	86.1	0.0	3.7
FICO 725-750	331,483	3.6	7.29	0.0	737.0	44.8	71.2	78.5	70.8	16.1	100.0	40.2	46.0	13.8	100.0	79.5	0.0	0.0
FICO 750-775	313,798	3.0	7.19	0.0	765.0	42.1	80.0	100.0	80.7	10.8	91.5	28.7	41.2	30.1	100.0	63.7	0.0	8.5
FICO 775-800	256,180	1.5	7.36	0.0	783.0	39.8	82.8	86.1	100.0	0.0	100.0	13.9	32.5	53.6	100.0	53.6	0.0	20.9
Total:	281,825	100.0	7.42	0.0	658.0	44.4	79.0	68.6	77.8	10.5	98.4	59.3	31.1	9.7	100.0	61.8	1.0	5.0

40Y	Wtd Avg Sched Bal	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
FICO 500-525	198,912	1.1	9.37	0.0	516.0	45.6	70.8	14.4	100.0	0.0	100.0	40.8	14.0	45.2	0.0	14.7	0.0	14.7
FICO 525-550	184,574	3.7	9.24	0.0	540.0	41.9	75.3	0.0	91.8	4.1	98.9	58.6	10.4	31.0	0.0	34.0	0.0	7.1
FICO 550-575	218,520	5.3	8.45	0.0	563.0	41.9	77.3	11.6	87.2	5.7	100.0	63.1	15.5	21.4	0.0	29.7	2.2	15.7
FICO 575-600	237,520	16.4	8.25	0.0	588.0	42.4	79.2	21.0	80.5	10.1	99.5	60.6	14.3	25.1	0.0	37.7	4.6	16.5
FICO 600-625	218,279	23.5	7.94	0.0	612.0	42.6	80.2	36.5	81.5	9.0	97.7	62.0	7.4	30.6	0.0	35.8	3.1	11.4
FICO 625-650	235,783	17.4	7.71	0.0	638.0	44.0	78.7	68.4	75.5	11.6	97.3	56.2	24.0	19.8	0.0	33.5	4.6	18.8
FICO 650-675	238,279	13.5	7.68	0.0	661.0	43.4	79.3	74.0	69.9	7.4	96.1	43.3	36.1	20.6	0.0	28.9	5.0	12.5
FICO 675-700	231,483	9.3	7.71	0.0	686.0	43.7	79.4	70.3	74.3	12.2	95.6	21.2	58.7	20.1	0.0	39.7	0.0	15.4
FICO 700-725	262,035	5.3	7.65	0.0	712.0	42.7	81.3	60.8	75.3	10.6	96.9	27.8	47.4	24.8	0.0	44.8	0.0	12.5
FICO 725-750	305,740	2.5	7.69	0.0	738.0	42.9	80.4	86.6	64.3	0.0	100.0	19.7	64.6	15.7	0.0	51.7	16.3	1.4
FICO 750-775	200,749	1.3	7.46	0.0	762.0	43.9	78.5	55.8	84.4	2.5	65.0	43.3	34.7	22.0	0.0	42.2	0.0	3.4
FICO 775-800	231,647	0.6	7.52	0.0	781.0	41.3	79.8	100.0	100.0	0.0	100.0	0.0	80.7	19.3	0.0	37.2	0.0	43.4
Total:	229,882	100.0	7.95	0.0	631.0	43.0	79.2	48.0	78.3	9.0	97.3	50.6	25.1	24.3	0.0	35.5	3.5	14.1

Investor	Wtd Avg Sched Bal	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
FICO 500-525	54,929	0.1	11.55	0.0	518.0	36.8	57.9	0.0	0.0	0.0	0.0	100.0	0.0	0.0	0.0	0.0	0.0	0.0
FICO 525-550	184,308	0.9	10.30	0.0	533.0	27.5	66.5	0.0	15.4	0.0	0.0	100.0	0.0	0.0	0.0	0.0	0.0	0.0
FICO 550-575	147,829	4.9	9.22	0.0	564.0	42.9	71.6	0.0	64.7	4.2	0.0	40.4	34.2	25.4	0.0	24.9	34.6	3.9
FICO 575-600	163,142	9.1	8.86	0.0	584.0	39.8	74.6	0.0	66.3	0.0	0.0	61.4	13.6	25.1	0.0	31.5	8.4	6.9
FICO 600-625	178,940	20.4	8.59	0.0	611.0	37.9	74.4	3.3	47.9	0.0	0.0	49.1	14.2	36.7	0.0	42.2	17.3	7.4
FICO 625-650	209,768	17.0	8.64	0.0	637.0	36.3	81.2	4.3	47.8	15.7	0.0	46.4	17.7	35.9	0.0	53.3	2.3	26.4
FICO 650-675	144,976	19.9	8.70	0.0	661.0	39.9	82.8	6.7	70.8	0.0	0.0	45.8	24.9	29.3	8.4	32.2	1.3	11.9
FICO 675-700	179,791	15.1	8.69	0.0	687.0	36.8	81.4	3.4	52.8	10.2	0.0	57.1	20.2	22.2	7.7	36.7	0.0	2.4
FICO 700-725	152,110	5.0	8.46	0.0	707.0	40.4	81.5	20.2	83.4	0.0	0.0	20.8	38.3	40.9	0.0	35.5	0.0	8.2
FICO 725-750	171,897	3.1	9.16	0.0	736.0	41.4	85.1	0.0	48.7	35.1	0.0	20.1	55.3	24.6	0.0	0.0	0.0	15.3
FICO 750-775	242,595	4.3	7.97	0.0	761.0	42.5	77.9	12.6	44.1	0.0	0.0	48.1	12.6	24.8	12.6	47.9	14.5	18.2
FICO 775-800	62,862	0.2	7.63	0.0	784.0	45.7	23.8	0.0	100.0	0.0	0.0	100.0	0.0	0.0	0.0	0.0	0.0	0.0
Total:	171,317	100.0	8.69	0.0	646.0	38.6	78.8	4.8	57.0	5.5	0.0	48.2	21.0	30.2	3.4	37.6	7.3	11.2

Second Lien	Wtd Avg Sched Bal	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
FICO < 500	47,578	0.3	13.09	0.0	0.0	35.4	100.0	0.0	71.2	0.0	100.0	0.0	28.8	71.2	0.0	0.0	0.0	71.2
FICO 550-575	33,460	0.2	12.91	0.0	564.0	42.9	100.0	0.0	100.0	0.0	100.0	100.0	0.0	0.0	0.0	0.0	0.0	31.3
FICO 575-600	47,993	9.1	11.74	0.0	590.0	42.9	99.9	0.0	96.2	1.6	100.0	97.1	2.9	0.0	0.0	28.3	3.6	29.5
FICO 600-625	41,530	15.6	11.68	0.0	615.0	43.0	99.8	0.0	79.6	13.6	100.0	88.4	10.8	0.9	0.0	11.4	4.1	10.6
FICO 625-650	45,393	31.9	11.06	0.0	638.0	41.5	98.6	0.0	67.8	16.9	99.4	74.4	21.2	4.4	0.6	13.2	6.6	10.0
FICO 650-675	52,791	37.3	10.50	0.0	663.0	40.9	95.7	0.0	77.8	13.0	98.2	31.7	40.0	25.4	2.1	28.4	6.0	8.7
FICO 675-700	47,727	5.6	11.12	0.0	677.0	38.7	92.0	0.0	62.3	34.0	93.2	0.0	41.6	28.1	0.0	13.3	6.0	13.2
Total:	47,519	100.0	11.02	0.0	641.0	41.5	97.5	0.0	75.7	14.4	98.8	58.4	26.0	12.8	1.0	19.9	5.6	11.8

Silent Second	Wtd Avg Sched Bal	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
FICO 500-525	125,500	0.2	9.36	0.0	512.0	46.3	79.0	100.0	100.0	0.0	100.0	100.0	0.0	0.0	0.0	0.0	0.0	9.5
FICO 525-550	103,453	0.4	9.57	0.0	537.0	41.5	84.3	100.0	91.8	0.0	100.0	96.6	0.0	3.4	0.0	0.0	8.2	6.9
FICO 550-575	180,430	0.6	8.67	0.0	563.0	44.9	77.4	100.0	85.7	0.0	100.0	27.1	58.6	14.3	14.8	14.8	0.0	14.3
FICO 575-600	147,435	11.5	7.91	0.0	589.0	43.6	78.8	100.0	86.0	8.4	100.0	93.3	6.0	0.6	4.1	14.5	0.8	7.7
FICO 600-625	169,977	20.2	7.47	0.0	612.0	44.9	78.3	100.0	81.5	13.1	99.7	90.0	8.8	1.3	8.8	23.0	0.9	6.5
FICO 625-650	206,429	22.2	7.53	0.0	638.0	44.7	78.3	100.0	76.7	9.2	99.7	69.1	24.2	6.7	12.9	30.8	2.6	11.5
FICO 650-675	228,830	18.7	7.55	0.0	661.0	44.7	78.3	100.0	72.3	13.1	99.3	49.1	31.6	19.3	19.2	40.0	3.5	8.4
FICO 675-700	249,207	12.8	7.49	0.0	687.0	44.2	78.1	100.0	75.0	12.3	99.6	33.8	44.0	22.2	17.5	48.4	1.0	10.9
FICO 700-725	249,248	6.3	7.30	0.0	712.0	44.7	78.6	100.0	66.7	13.2	98.4	39.4	34.8	25.8	24.1	55.9	0.0	6.9
FICO 725-750	286,192	3.7	7.52	0.0	738.0	43.7	78.5	100.0	65.0	10.9	99.4	24.3	47.3	28.5	15.4	57.3	5.9	4.5
FICO 750-775	239,377	2.1	7.20	0.0	763.0	44.1	78.7	100.0	85.7	4.0	97.5	28.1	35.9	36.1	29.1	53.7	1.6	6.9
FICO 775-800	270,137	1.2	7.20	0.0	782.0	45.2	77.7	100.0	100.0	0.0	100.0	29.5	31.6	38.9	22.7	60.2	0.0	17.9
FICO=>800	137,483	0.1	7.21	0.0	804.0	42.0	75.0	100.0	29.0	0.0	100.0	46.2	0.0	53.8	0.0	53.8	0.0	17.3
Total:	200,614	100.0	7.55	0.0	649.0	44.5	78.4	100.0	77.2	11.0	99.5	62.9	24.8	12.3	14.0	34.5	1.9	8.8